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                                                                     EXHIBIT 4.5

                NON-QUALIFIED STOCK OPTION AGREEMENT (PLAN 1-NQ)
                ------------------------------------------------

     THIS AGREEMENT dated as of the ______ day of __________, 1993, the ("Grant Date") by and between PARAVANT COMPUTER SYSTEMS, INC., with its principal office at 780 S. Apollo Boulevard, Atrium One, Melbourne, Florida 32901, (the "Company") and __________________ ___________________________, (the "Optionee").

                                  WITNESSETH:

     WHEREAS, the Company has adopted a Non-Qualified Stock Option Plan (the "Plan 1-NQ") to permit options to purchase shares of the Company's common stock to be granted to certain key employees of the Company; and

     WHEREAS, the Optionee is a key employee of the Company and the Company desires him/her to so remain by providing him/her with a means to acquire or to increase his/her proprietary interest in the Company's success;

     NOW, THEREFORE, in consideration of the promises and of the covenants and agreement herein set forth, the parties hereby mutually covenant and agree as follows:

     1. Subject to the terms and conditions of the Plan 1-NQ, a copy of which is attached hereto as Exhibit "A" and made a part hereof, and this Agreement, the Company grants to the Optionee the option to purchase from the Company all or any part of an aggregate number of ____________ shares of common stock of the Company, (hereinafter such shares of stock are referred to as the "Optioned



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Shares" and the option to purchase the Optioned Shares is referred to as the
"Option").

     2. The price to be paid for the Optioned Shares shall be _________________ ___________(____________)________________ per share.

     3. Subject to the terms and conditions of the Plan 1-NQ and this Agreement, stock may be purchased pursuant to this Option at any time and from time to time during a period of six (6) years from the date hereof, in whole or in part, provided, however, that no shares of the stock may be purchased during the first twelve (12) month period following the date hereof. All options to purchase stock subject to this Agreement must be exercised on or before _________________, ____ at which time all unexercised options will expire.

     4. The Option may be exercised only by written notice, delivered or mailed by postpaid registered or certified mail addressed to the Secretary of the Company at the corporate headquarters, specifying the number of Optioned Shares being purchased in cash or its equivalent. Within five (5) business days following the date of exercise, payment shall be made in full or by such other payment means as shall be mutually agreeable. Such purchased shares shall be forthwith delivered to Optionee.

     5. (a) If the Optionee's position and/or employment with the Company is terminated for good cause, this Option shall terminate simultaneously therewith and Optionee shall have no further right to exercise an Option thereafter. For purposes of this paragraph, "good cause" shall be determined by the Committee

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of the Board of Directors of the Company and any such determination shall be final, binding and conclusive.

        (b) If the Optionee's position and/or employment with the Company ceases for any reason other than (i) termination for good cause as set forth in paragraph 5(a) above; or, (ii) death or disability, the term of this Option shall expire on a date not later than sixty (60) days after termination.

        (c) If the Optionee's relationship with the Company ceases by reason of disability or death within the meaning of Section 37(e)(3) of the Internal Revenue Code of 1986, as amended, the term of the Option shall expire on a date which is the earlier of (i) not later than twelve (12) months following the date of death or disability; or (ii) ___________, ____.

     6. The Option herein granted shall not be transferrable by the Optionee otherwise than by will (or trust) or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee, except as set forth in 5(c) above.

     7. Concurrently with entering into this Agreement, Optionee agrees to immediately enter into the Stock Redemption Plan 1-NQ, incorporated herein as Exhibit "B". The Optionee agrees for himself/herself and his/her heirs, legatees, and legal representatives, with respect to all shares of stock acquired pursuant to the terms and conditions of this Agreement (or any shares of stock issued pursuant to a stock dividend or stock split thereof or any securities issued in lieu thereof or in substitution

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or exchange therefor) that he/she and his/her heirs, legatees, and legal representatives will not sell or otherwise dispose of such shares except pursuant to the terms and conditions of the Stock Redemption Agreement Plan 1-NQ (Exhibit "B").

     8. If any change is made in the shares subject to Plan 1-NQ or any Option granted thereunder (through merger, consolidation, reorganization, recapitalization, or change in capital structure), appropriate adjustment shall be made by the Committee in the number of shares and kind of common stock for which Options may be or may have been granted under the Plan 1-NQ, to the end that the proportional interest shall be maintained as before the occurrence of such an event.

     9. Optionee hereby acknowledges and represents the following:

        (a) Optionee acknowledges and understands that the Optioned Shares have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided in Regulation D of the Act, nor with any state security regulatory authority in reliance upon particular statutory transactional exemptions. As such, the shares purchased under this Option Agreement, if exercised, cannot be sold subsequently or otherwise transferred without prior
(i) registration under the Act and under applicable state law or (ii) receipt of an opinion of counsel for the issuer to the effect that such proposed sale or other transfer does not affect the exempt status of the original issuance and sale

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of these shares and is in compliance with all applicable state and federal security laws.

        (b) That the Optionee acknowledges that the Optioned Shares being sold to him/her under this Agreement shall be subject to the Stock Redemption Agreement Plan 1-NQ.

        (c) That Optionee will be acquiring the stock for his/her own investment and personal interest in the Company and not for the account of any other person, with no intention on his/her party of affecting a redistribution of such stock or any part thereof.

        (d) That Optionee has asked questions and received all answers to information he/she considers pertinent to form a knowledgeable opinion about this investment.

        (e) That the Optionee understands and acknowledges that he/she shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the Optioned Shares, except to the extent that the Option herein granted shall have been exercised with respect thereto and a stock certificate issued therefor.

        (f) That the existence of the Option herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock of the Company or the rights thereof, or dissolution

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or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

        (g) That as a condition of the granting of the Option herein granted, the Optionee agrees, for himself/herself, and his/her Personal Representative, that any dispute or disagreements which may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive.

     10. This Option shall not confer upon the Optionee any right with respect to the continuance of the relationship between Optionee and the Company, nor shall it interfere in any way with the right of the Company to terminate the Optionee's relationship with the Company.

     11. This Agreement shall be governed and interpreted by the laws of the State of Florida.

     12. As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

     13. This Agreement and the Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof, and no change or modification shall be valid unless made in writing and signed by the party against whom such change or modification is sought to be enforced.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers and its corporate seal hereunto affixed, and the Optionee has hereunto affixed his/her hand the day and year first above written.

                                                 PARAVANT COMPUTER SYSTEMS, INC.

ATTEST:                                          BY: ___________________________
                                                     President
________________________________
Secretary    (Seal)                                            "Company"


________________________________                 BY: ___________________________
Witness


________________________________
Witness                                                         "Optionee"

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